Exhibit 99.2
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT THE
 BANK OF AMERICA MERRILL LYNCH CREDIT CONFERENCE

HOUSTON, November 15, 2010 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that Carl A. Luna, its Senior Vice President and Chief Financial Officer, will speak at the Bank of America Merrill Lynch Credit Conference to be held on November 17 - 18, 2010, in New York City.

Copano Energy’s presentation will be webcast live on Thursday, November 18th at 7:30 a.m. Eastern Time (6:30 a.m. Central Time).  To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.

Houston-based Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana. Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and eight natural gas processing plants, with over one Bcf per day of combined processing capacity and 22,000 barrels per day of fractionation capacity. For more information, please visit www.copanoenergy.com.

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